## Pro Forma Financial Information

The following unaudited pro forma financial statements are presented to illustrate the estimated effects of Gateway Certifications, Inc.'s ("Gateway") acquisition of Jianye Greentech Holdings Ltd ("Jianye") (the "Share Exchange") on our historical financial position and our results of operations. We have derived Gateway'shistorical financial data from its unaudited financial statements for the period ended June 30, 2009. We have derived Jianye's historical financial data from its unaudited financial statements for the period ended September 30, 2009.

The pro forma statement of operations assumes that the Share Exchange was consummated on January 1, 2009. The pro forma balance sheet as of September 30, 2009 assumes the Share Exchange was consummated on that date. The information presented in the pro forma financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Gateway and Jianye.

### GATEWAY CERTIFICATIONS, INC.
### PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

| | Jianye Greentech Holdings Ltd 9/30/2009 | Gateway Certification, Inc. 6/30/2009 | Pro forma Adjustments | Unaudited Pro forma Combined |
|---|---|---|---|---|
| **Assets** | | | | |
| Current Assets | | | | |
| Cash and cash equivalents | $ 120 | $ 1,016 | $ - | $ 1,136 |
| Accounts receivable, net | 2,628,864 | - | - | 2,628,864 |
| Prepaid and other current assets | 6,534 | - | - | 6,534 |
| Total current assets | 2,635,518 | 1,016 | - | 2,636,534 |
| Property and Equipment, net | - | 807 | - | 807 |
| **Total Assets** | $2,635,518 | $ 1,823 | $ - | $2,637,341 |

**GATEWAY CERTIFICATIONS, INC.**
**PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET**

| | Jianye Greentech Holdings Ltd 9/30/2009 | Gateway Certifications Inc. 6/30/2009 | Pro forma Adjustments | Unaudited Pro forma Combined |
|---|---|---|---|---|
| **Liabilities and Shareholders' Equity** | | | | |
| Current Liabilities | | | | |
| Accounts payable- related party | $ 2,300,256 | $ - | $ - | $ 2,300,256 |
| Accured expenses | 2,934 | 10,390 | | $ 13,324 |
| VAT tax payable | 47,746 | - | - | 47,746 |
| Income tax payable | 69,418 | - | - | 69,418 |
| Shareholder loans, current portion | - | 1,750 | - | 1,750 |
| Shareholder demand notes payable | - | 1,000 | - | 1,000 |
| Other current liabilities | 6,911 | - | - | 6,911 |
| Total current liabilities | 2,427,265 | 13,140 | - | 2,440,405 |
| Long-term Liabilities | | | | |
| Shareholder loans, net of current portion | - | 8,250 | - | 8,250 |
| Shareholders' Equity | | | | |
| Common stock | 50,000 | 8,343 | (27,242) | 31,101 |
| Additional paid in capital | - | 41,507 | (41,507) | - |
| Stock subscription receivable | (50,000) | - | - | (50,000) |
| Retained Earnings (deficit) | 208,253 | (69,417) | 68,749 | 207,585 |
| Total shareholders' equity | 208,253 | (19,567) | - | 188,686 |
| **Total Liabilities and Shareholders' Equity** | $ 2,635,518 | $ 1,823 | $ - | $ 2,637,341 |

## GATEWAY CERTIFICATIONS, INC.
## PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

| | Jianye Greentech Holdings Ltd Nine Months Ended September 30, 2009 | Gateway Certification, Inc. Six Months Ended June 30, 2009 | Pro forma Adjsutments | Unaudited Pro forma Combined |
|---|---|---|---|---|
| Revenues: | $ 2,246,892 | $ 3,500 | $ - | $ 2,250,392 |
| Operating costs and expenses: | | | | |
| Cost of revenue | 1,966,031 | 450.00 | - | 1,966,481 |
| Selling, general and administrative expenses | 3,190 | 9,516 | - | 12,706 |
| Income (loss) from operations | 277,671 | (6,466) | - | 271,205 |
| Other income (expenses) | | | | |
| Interest expense | 0 | (336) | - | (336) |
| Miscellaneous income | 0 | 447 | - | 447 |
| Total other income | 0 | 111 | - | 111 |
| Income (loss) before provision for income taxes | 277,671 | (6,355) | - | 271,316 |
| Provision for income taxes | 69,418.00 | - | - | - |
| Net Income (loss) | $ 208,253 | $ (6,355) | $ - | $ 271,316 |
| Weighted average shares outstanding: | | | | |
| Basic and diluted | | | | 31,100,770 |
| Earnings per share: Basic and diluted | | | | $ 0.01 |

## NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On November 13, 2009, Gateway Certifications, Inc. (the "Gateway") entered into and completed the transactions contemplated under a Share Exchange Agreement (the "Exchange Agreement") with each of the shareholders (the "Shareholders") of Jianye Greentech Holdings Ltd., a British Virgin Islands corporation ("Jianye"), pursuant to which Gateway purchased from the Shareholders all issued and outstanding shares of Jianye' common stock in consideration for the issuance of an aggregate of 3,548,796 shares of Gateway common stock (the "Share Exchange") (the "Merger").

The Share Exchange resulted in a change in control of Gateway with the Shareholders owning 3,548,796 shares of common stock of the Company out of a total of 3,941,796 issued and outstanding shares after giving effect to the Share Exchange. As a result of the Exchange Agreement, (i) Jianye became a wholly-owned subsidiary of Gateway and (ii) the Gateway succeeded to the business of Jianye as its sole business. Accordingly, Gateway intends to change its name to American Jianye Greentech Holdings Ltd. Gateway will also effectuate a forward-split of its common stock on a 7.89-for-1 basis.

As a result of the Merger, Jianye is a wholly-owned subsidiary of Gateway. Gateway intends to operate Jianye in the same manner and to continue in the business that Jianye engaged in prior to the Merger. Prior to the Merger, no material relationship existed between Jianye and its subsidiaries and Gateway. The Merger will be accounted for as a reverse merger to be reflected as a recapitalization with Jianye as the accounting acquirer.

## NOTE 2. PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading "Pro forma adjustments" include the following:

(a) To reflect the deemed issuance of 3,941,796 shares of Gateway common stock to Jianye stockholders.
(b) To eliminate the accumulated deficit of Gateway as the accounting acquiree under the reverse merger application of the purchase method of accounting.
(c) To reflect the cancellation of 7,950,000 shares of Gateway common stock upon the closing of the merger.
(d) To reflect the forward-split of Gateway common stock on a 7.89 for 1 basis.

## NOTE 3. PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

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